SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ____________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  Bull & Bear Municipal Income Fund, Inc.
            (Exact name of registrant as specified in its charter)

                 Maryland                    13-3196171
          (State of incorporation          (IRS Employer
          or organization)                 Identification No.)

             11 Hanover Square,
             New York New York                    10005
          (Address of principal                 (Zip Code)
          executive offices)

                     Securities to be registered pursuant
                         to Section 12(b) of the Act:

          Title of each class      Name of each exchange on which
          to be so registered      each class is to be registered

          Common Stock, par        American Stock Exchange, Inc.
            value $.01

                       Securities to be registered pursuant
                           to Section 12(g) of the Act:

                                       None
                                 (Title of Class)


          Item 1.   Description of Registrant's Securities to be Registered

                    Capital Stock

                    The title and a description of the Common Stock being registered hereby is incorporated herein by reference to the information appearing under the caption "Description of Common Stock" in the Registration Statement on Form N-2 (File Nos. 2-88608 and 811-3934) of Bull & Bear Municipal Income Fund, Inc. (the "Company").

                    Debt Securities

                    None

          Item 2.   Exhibits

                    Exhibits are filed with the American Stock
                    Exchange, Inc. pursuant to Instruction II or are a part of the Company's Registration Statement on Form N-2.


                                    SIGNATURE

                    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        BULL & BEAR MUNICIPAL INCOME
                                        FUND, INC.

                                        By: /s/ Thomas B. Winmill
                                            Thomas B. Winmill
                                            Co-President

          Dated:  October 16, 1996